Exhibit 10.2

WINDTAMER CORPORAION
2008 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Mr. Mark Matthews
8 Chablis Drive
Fairport, NY 14450-4609

This Agreement confirms the grant of Restricted Stock to you effective as of December 17, 2009 (the “Effective Date”) under the WindTamer Corporation 2008 Equity Incentive Plan, as may be Amended and Restated (the “Plan”), upon the terms and conditions described herein.

1. Grant of Restricted Stock.  Pursuant to action of the Compensation Committee of the Board of Directors, WindTamer Corporation (the “Company”) hereby grants you under the Plan an aggregate of 25,000 shares of Restricted Stock of the Company’s Common Stock (the “Restricted Shares”), subject to the terms and conditions hereinafter set forth and as set forth in that certain Employment Agreement, dated as of December 17, 2009, between you and the Company (the “Employment Agreement”). To the extent that there is any inconsistency between the Employment Agreement and the terms of this Agreement, the terms of the Employment Agreement shall govern.

2. Closing.  The transfer of the Restricted Shares shall occur simultaneously with the execution of this Agreement. Concurrently with the execution of this Agreement, the Company may issue one or more certificates in physical form or book entry representing the Restricted Shares (which, in the case of physical certificates, shall be held by the Company pursuant to paragraph 6 below until the applicable Restrictions (as defined in paragraph 3 below) have lapsed).

3. Restrictions.  The Restricted Shares are being awarded to you subject to (i) the transfer and forfeiture restrictions set forth in this paragraph 3 below (the “Restrictions”), which shall lapse after the expiration of the vesting periods described in paragraph 4 below, (ii) satisfaction of the tax withholding requirements set forth in paragraph 8 below, and (iii) compliance with the Company’s Insider Trading Policy.

(a) Transfer.  You may not directly or indirectly, by operation of law or otherwise, voluntarily or involuntarily, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer any of the Restricted Shares still subject to Restrictions, except for such assignments as are allowed under the Plan, provided that, in all cases, such transferee executes a written consent to be bound by the terms of this Agreement.

(b) Forfeiture.  Subject to exceptions as may be determined by the Compensation Committee of the Board of Directors, if your continuous employment or consulting relationship with the Company or any majority-owned subsidiary of the Company shall terminate for any reason, all Restricted Shares for which the Restrictions have not lapsed at such time shall be returned to or canceled by the Company, and shall be deemed to have been forfeited by you. Upon a forfeiture of your Restricted Shares, the Company will not be obligated to pay you any consideration whatsoever for the forfeited Restricted Shares.

4. Lapse of Restrictions.

(a) The Restrictions shall lapse to the extent the Restricted Shares have become vested, as follows:  all of the shares shall vest in full on January 5, 2010.

(b) All of the Restricted Shares shall become vested and the Restrictions shall lapse with respect to any unvested Restricted Shares upon a Change in Control (as defined in the Plan).

(c) All of the Restricted shall become vested and the Restrictions shall lapse with respect to any unvested Restricted Shares as provided in Section 9 of the Employment Agreement.

(d) To the extent the Restrictions shall have lapsed under this paragraph 4 with respect to any portion of the Restricted Shares, those shares (“Vested Shares”) will be free of the terms and conditions of this Agreement except those terms and conditions contained in paragraph 8 below; provided, however, that such Vested Shares shall remain subject to the terms and conditions of the Company’s Insider Trading Policy.

5. Adjustments.  The terms “Restricted Shares” and “Vested Shares” shall include any shares or other securities that you receive or become entitled to receive under Section 14 of the Plan as a result of your ownership of the original Restricted Shares.

6. Custody. Any certificates representing the Restricted Shares (other than Vested Shares) shall be deposited with the Company. The Company is hereby authorized to effectuate the transfer into its name of all certificates representing the Restricted Shares that are forfeited or otherwise transferred to the Company pursuant to either paragraph 3 above or paragraph 8 below.

7. Voting and Other Rights.

(a) Upon the registration of the Restricted Shares in your name, you shall have all of the rights and status as a stockholder of the Company with respect to the Restricted Shares, including the right to vote such shares and to receive dividends or other distributions thereon. All such rights and status as a stockholder of the Company with respect to the Restricted Shares shall terminate if the Restricted Shares are forfeited pursuant to either paragraph 3 above or paragraph 8 below.

(b) The grant of the Restricted Shares to you does not confer upon you any right to continue in the employ of the Company.

8. Withholding Taxes.  The award or other transfer of the Restricted Shares, and the lapse of Restrictions on the Restricted Shares, shall be conditioned further on any applicable withholding taxes being paid by you in the form and manner reasonably acceptable to the Company.

9. Incorporation of Plan Provisions.  This Agreement is made pursuant to the Plan and is subject to all the terms and provisions of the Plan as if the same were fully set forth herein. Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Plan. To the extent that there is any inconsistency between this Agreement and the terms of the Plan, the terms of this Agreement shall govern.   To the extent that there is any inconsistency between the Employment Agreement and the terms of the Plan, the terms of the Employment Agreement shall govern.

10. Stock Power.  At the Company’s request, you hereby agree to promptly execute any document, including a stock power endorsed in blank, that is necessary to comply with the terms of this Agreement.

11. Successors.  This Agreement shall be binding upon and inure to the benefit of any successor of the Company and your successors, assigns and estate, including your executors, administrators and trustees.

12. Restriction on Transfer.  Unless and until the shares represented by this award are registered under the Securities Act, all certificates representing the shares and any certificates subsequently issued in substitution therefor and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT“) OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.“

You agree to such transfer restrictions.  The certificates shall bear such other legend or legends as the Company and its counsel deem necessary or appropriate. Appropriate stop transfer instructions with respect to the shares may, at the Company’s discretion, be placed with the Company's transfer agent.

13. Amendment or Modification, Waiver.  No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing and signed by each party hereto. No waiver by either party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar of dissimilar condition or provision at the same time, any prior time or any subsequent time.

14. Notices.  Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail or overnight delivery to the proper address. Notices to employees sent via e-mail shall be deemed to satisfy the requirements of this paragraph 13. All notices to the Company shall be addressed to it at:

WindTamer Corporation
156 Court Street
Geneseo, NY 14454
Attention: Stock Option and Incentive Plan Administrator

15. Severability.  If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

16. Governing Law.  This Agreement shall be construed and governed in accordance with the laws of the state of New York, without regard to principles of conflicts of laws.

17. Headings.  All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

18. Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

To confirm your acceptance of the foregoing, please sign and date below under “Accepted and Agreed” and return one copy of this Agreement to the Company.

WINDTAMER CORPORATION

By:
Name:   Gerald Brock
Title:     Chief Executive Officer

ACCEPTED AND AGREED:

Name:  Mark Matthews

Date:

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